Exhibit 10.1

EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement (the “Agreement”) is made and effective as of January 19, 2022 (“Effective Date”) by and between MARKETS ON MAIN, INC., an independent contractor; hereinafter known as the (“Exclusive Distributor”); and AMFLUENT, LLC. a corporation (the “Company”). The Exclusive Distributor and the Company may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the marketing and sale of the Products (as defined below and listed in Exhibit A to this Agreement); and

WHEREAS, the Company has engaged MARKETS ON MAIN, INC. as the Exclusive Distributor for the territories listed in Exhibit B (“DISTRIBUTOR”); and

WHEREAS, the Company wishes to engage the Exclusive Distributor as an independent exclusive distributor for sales of the Products for the Company on the terms and conditions set forth below; and

WHEREAS, the Exclusive Distributor wishes to market and sell the Products in accordance with the terms of this Agreement; and

WHEREAS, each Party is duly authorized and capable of entering into this Agreement.

NOW THEREFORE, in consideration of the above recitals and the mutual promises and benefits contained herein, the Parties hereby agree as follows:

1.	PURPOSE AND APPOINTMENT.

The Company hereby appoints the Exclusive Distributor as the exclusive distributor to sell and promote the Company’s products or services, including those products or services listed in Attachment A (the “Products”) hereto, within the exclusive Territory as defined in Attachment B (“Exclusive Territory”) and subject to the terms and conditions for exclusive distribution enumerated in this Agreement and in Attachment C (“Exclusive Terms and Conditions”). The Company represents and warrants that no other person or entity has any rights to sell and promote the Company’s products or services, including those products or services listed in Attachment A (the “Products”) hereto, within the Exclusive Territory in derogation of the rights granted to the Exclusive Distributor hereunder.

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2.	CONFIDENTIAL INFORMATION.

The Exclusive Distributor agrees, during the Term and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, or corporation without the prior written authorization of the Company, any Confidential Information of the Company. “Confidential Information” means any of the Company’s proprietary information, technical data, trade secrets, or know-how, including, but not limited to, research, product plans, products, services, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to the Exclusive Distributor by the Company, either directly or indirectly. The Exclusive Distributor may only use the Confidential Information authorized in writing by the Company to the extent necessary for negotiations, discussions, and consultations with Company personnel or authorized Exclusive Distributors or for any other purpose Company may hereafter authorize in writing. Confidential Information shall not include any information which (i) was available to or in possession of a the Exclusive Distributor prior to the time of disclosure, (ii) is or becomes generally available to the public other than as a result of a disclosure by the Exclusive Distributor, or (iii) is or becomes available to the Exclusive Distributor on a non-confidential basis by a third party not bound by confidentiality obligations (iv) is required to be disclosed by law or court order, including by laws and court orders of the Exclusive Territory.

3.	NATURE OF RELATIONSHIP.

Nothing in this Agreement shall be construed as creating a joint venture, partnership, agency, employer/employee, or similar relationship between the Parties, or as authorizing either Party to act as the agent of the other. The Exclusive Distributor’s relationship to the Company is that of an independent contractor. The Exclusive Distributor shall have no authority to bind the Company to any contractual terms. Nothing in this Agreement shall create any obligation between either Party and a third party. Nothing in this Agreement shall create any obligation between either Party and a third party.

4.	TERRITORY.

During the Term, as defined by this Agreement, the Exclusive Distributor shall use its best efforts to sell the Products in the “Territory” as defined in Attachment B.

5.	CUSTOMERS.

The Exclusive Distributor’s sales and promotional efforts shall be directed towards any customer, individual or entity on the Territory the Exclusive Distributor chooses to work with and not limited to: individuals, banks & financial institutions, insurance companies, Information Technology companies retail outlets, marketing and service firms, retail chains and shopping outlets among others. The above are the distribution and sales verticals that are granted to the Distributor within the Territory. The above verticals are the exclusive verticals or markets in the Territory.

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The Company will inform all its counterparts including its sellers, distributors and agents among others about the Exclusive Distributor rights for the Territory.

The Company will provide any and all necessary assistance to the Exclusive Distributer to ensure that any and all Company’s clients or counterparts, resellers or agents or distributors among others will stop selling the Company’s products after the date of this Agreement at the Territory and will stop providing such Products to such counterparties.

6.	SALE PRICE OF PRODUCTS.

The prices and the terms of the sale of Products will be agreed upon in writing between the Company and distributor.

7.	NO CONFLICT OF INTEREST.

The Exclusive Distributor hereby warrants to the Company that it does not currently represent or promote any lines or products that compete with the Products. During the Term (as defined below), the Exclusive Distributor shall not represent, promote, or otherwise try to sell in the Territory, any lines or products that, in the Company’s judgment, compete with the Products. The Exclusive Distributor shall provide the Company with a list of the companies and the products that it currently represents, and shall notify the Company in writing of any new companies or products at such time as its promotion of those new companies and products commences.

8.	EXCLUSIVE DISTRIBUTOR’S REPRESENTATIONS AND WARRANTIES.

The Exclusive Distributor agrees to:

(a)	devote such time, energy, and skill on a regular and consistent basis as is necessary to sell and promote the sale of the Company’s Products and services in the Territory during the Term of this Agreement;

(b)	assist in finalizing agreements and purchase orders with each customer, in form and substance satisfactory to the Company, for such customer’s purchase of the Products;

(c)	accurately represent and state Company policies to all potential and present customers;

(d)	receive advance written agreement from the Company if the Exclusive Distributor intends to advertise the Products outside of the Territory or solicit sales from customers located outside of the Territory;

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(e)	maintain contact with the Company via telephone, e-mail, or other agreed upon means of communication with reasonable frequency to discuss sales activity within the Territory;

(f)	disclose any problems concerning customers (including Existing Customers) to the Company;

(g)	perform such other sales-related services with respect to the customers as the Company may reasonably require; and

9.	COMPANY’S REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants as follows:

(a)	That it will provide the Exclusive Distributor, at no cost, materials relating to the Products for use in selling and marketing the Products;

(b)	That it will samples for potential customers, as reasonably requested by the Exclusive Distributor; provided, however, the Exclusive Distributor has provided the Company with sufficient notice of this request;

(c)	That it will provide the Exclusive Distributor with current information as to improvements, upgrades, or other changes in the Products;

(d)	That it will invoice Exclusive Distributor for each order of the Product sold on the day it is shipped or in accordance with the terms of the accepted order;

(e)	The Company recognizes and confirms that, in performing its services under this Agreement, the Exclusive Distributor will use and rely on data, material and other information furnished to the Exclusive Distributor by the Company. The Company acknowledges and agrees that in performing its services under this Agreement, the Exclusive Distributor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same;

(f)	The Company agrees and warrants that it will not actively solicit any new distributors for the Territory and if the Company receives any unsolicited proposals regarding any sales or distribution of products on the Territory, it will inform the Exclusive Distributor about such proposal in 5 days from the receipt of such offer or proposal and will allow the Exclusive Distributor to respond to this offer in 5 business days since the receipt of such offer or proposal by the Exclusive Distributor from the Company; and

(g)	That it will make timely payments of commissions earned under this Agreement and provide accurate and timely POS Reports pursuant to Section 7.

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10.	TERM.

This Agreement is effective as of the Purchase Date, and shall continue in force, unless otherwise terminated in writing by either Party, for a period of one year from the Effective Date.

11.	TERMINATION.

This Agreement may be terminated:

(a)	By either Party, effective immediately on receipt of written notice of termination, if any of the following events occur:

i.	Either Party becomes the subject of a proceeding under bankruptcy, receivership, insolvency, or similar law, which is not dismissed within 30 days after being instituted;

ii.	Breach of Section 2 of this Agreement;

iii.	The other Party fails to cure a material breach of this Agreement, other than a breach of Section 2 within 15 days after receipt of written notice of such breach and opportunity to cure;

iv.	This Agreement, or the actions of either Party, is found to be in violation of any law, other than a technical violation that is curable and cured within 15 days after receipt of written notice of such violation from the non-violating Party; and

v.	In the event the Company decides to sell or assign its rights as described in this Agreement, it will make sure the surviving entity (buyer, successor or purchaser among others) keeps this Agreement in place. In other words to avoid any doubt, the Company will make sure this Agreement will survive any sale, restructuring, recapitalization or merger or acquisition.

This Agreement shall expire, unless earlier terminated, one year from the effective date of the Agreement unless both Parties agree to renew the Agreement for an additional term, prior to the expiration. The Exclusive Distributor will have the right to renew this Agreement on the reasonable commercial terms. The renewal discussions have to take place 3 months prior to the expiration of the Agreement and have to be completed before the expiration date.

If the Company will get a non solicited offer during this 3 month renegotiation period from a bona fide third party distributor or sales agent, then the Company will offer this Exclusive Distributor the same terms and conditions of this unsolicited offer from such bona fide third party. If the Exclusive distributor fails to exercise its right of first refusal with respect to such offer within ten business days after notice thereof, then the Exclusive Distributor shall have no further claim or right with respect to this offer. The Company agrees that any breach by the Company or any subsidiary of or successor to the Company of the Exclusive Distributor’s rights of first refusal shall be enforceable by the Exclusive Distributor through injunctive or other equitable relief (without the need to post any bond or other security or prove special damages).

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Both parties to this Agreement shall have no liability or responsibility for the consequences arising out of the interruption of their business by Acts of God, epidemics, riots, civil commotions, insurrections, wars (declared or undeclared), terrorist events, strikes or lockouts or any other similar causes beyond their control (force majeure).

12.	RETURN OF PROPERTY.

Within 5 days of the termination of this Agreement, whether by expiration or otherwise, the Exclusive Distributor agrees to return to the Company, all Products, samples, or models, and all documents, retaining no copies or notes, relating to the Company’s business including, but not limited to, reports, abstracts, lists, correspondence, information, computer files, computer disks, and all other materials and all copies of such material, obtained by the Exclusive Distributor during its representation of the Company.

13.	INDEMNIFICATION.

(a)	Of Company by Exclusive Distributor

The Exclusive Distributor shall indemnify and hold the Company harmless of and from any and all actions, claims, damages, or lawsuits (including reasonable attorneys’ fees, travel and administrative costs) arising as a result of negligent, intentional, or any other acts of the Exclusive Distributor, its employees, agents, or distribution chain.

(b)	Of Exclusive Distributor by Company

The Company shall indemnify and hold the Exclusive Distributor free and harmless of and from any and claims, damages, or lawsuits arising as a result of negligent, intentional, or other acts of the Company or its employees, for Product defects caused by the Company, or the failure of the Company to provide any products to a customer that has properly ordered, and paid with good funds, through the Exclusive Distributor.

14.	PRODUCT LIABILITY.

The Company shall indemnify, defend and hold harmless Exclusive Distributor from and against any liabilities, claims, demands damages and losses arising out of the injury to any person or damages to any property alleged to have directly resulted from defect in or malfunction of any Products.

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15.	USE OF TRADEMARKS.

The Exclusive Distributor recognizes the Company’s right, title, and interest in and to all service marks, trademarks, and trade names used by the Company and agrees not to engage in any activities or commit any acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company’s right, title, and interest therein, nor shall the Exclusive Distributor cause diminishment of value of said trademarks or trade names through any act or representation. The Exclusive Distributor shall not apply for, acquire, or claim any right, title, or interest in or to any such service marks, trademarks, or trade names, or others that may be confusingly similar to any of them, through advertising or otherwise. Effective as of the termination of this Agreement, the Exclusive Distributor shall cease to use all of the Company’s trademarks, marks, and trade names

16.	ASSIGNMENT.

The rights and the duties of the Exclusive Distributor under this Agreement may only be assigned or delegated to an entity owned 100% by the Exclusive Distributor, without the prior written consent of the Company, which shall not be unreasonably withheld.

17.	SUCCESSORS AND ASSIGNS.

All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective successors, assigns and Exclusive Distributors. The provisions of this Agreement shall be binding on and shall inure to the benefit of the successors, assigns and Exclusive Distributors of the Parties.

18.	NO IMPLIED WAIVER.

The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

19.	NOTICE.

Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective party as follows:

If to the Company:

By Mail:	AMFLUENT, LLC
312 W. 2nd Street #1486
Casper, WY 82601

By E-mail:	hello@amfluent.com

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If to the Exclusive Distributor:

By	Mail: MARKETS ON MAIN, INC.
501 1st Ave N, Suite 901
St. Petersburg, FL 33701

By E-mail:	orders@marketsonmain.com

20.	GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing party’s reasonable attorneys’ fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

21.	COUNTERPARTS/ELECTRONIC SIGNATURES.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

22.	SEVERABILITY.

Whenever possible, each provision of this Agreement, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

23.	ENTIRE AGREEMENT.

This Agreement constitutes the final, complete, and exclusive statement of the agreement of the Parties with respect to the subject matter hereof, and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties.

24.	HEADINGS.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY

By:
Name:	Christian Maldonado
Title:	Member

EXCLUSIVE

DISTRIBUTOR

By:
Name:	Jimmy Wayne Anderson
Title:	President

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EXHIBIT A

Product Overview:

Product Highlights:

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Attachment B – The Exclusive Territory

The Exclusive Territory awarded Exclusive Distributor shall be E-commerce, live shopping and digital sales.

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